UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2007

FULL HOUSE RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32583	13-3391527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road,, Suite 190

Las Vegas, Nevada 89147

(Address of principal executive office)

Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2007, William McComas resigned from our board of directors in order to spend more personal time away from business matters.

Effective January 25, 2007, Ken Adams was elected to join our board of directors and fill the vacancy created by Mr. McComas’ resignation. Mr. Adams is a principal in the gaming consulting firm, Ken Adams Ltd., which he founded in 1990. He is also an editor of the Adams’ Report monthly newsletter, the Adams’ Daily Report daily electronic newsletter and the Adams Review, each of which focus on the gaming industry. Since August 1997, Mr. Adams has been a partner in Johnny Nolon’s Casino in Cripple Creek Colorado, a limited stakes casino with a restaurant and bar. He currently serves on the Board of Directors of Vision Gaming & Technology, Inc., a privately-held gaming machine company and the Downtown Improvement Agency for Reno, Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: January 30, 2006	By:	/s/ Barth F. Aaron
	Name:	Barth F. Aaron
	Title:	Secretary/ General Counsel